Exhibit 15
Awareness of Independent Registered
Public Accounting Firm
We are aware that our report dated August 7, 2008, included with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 is incorporated by reference to Forms S-8 filed on August 15, 2006, January 18, 2008 and June 23, 2008. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.
Little Rock, Arkansas
August 7, 2008